UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Pyrophyte Acquisition Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PYROPHYTE ACQUISITION CORP.
3262 Westheimer Road, Suite 706

Houston, Texas 77098

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE EXTRAORDINARY GENERAL MEETING

OF SHAREHOLDERS

TO BE HELD ON APRIL 25, 2025

Dear Pyrophyte Acquisition Corp. Shareholder:

On April 15, 2025, Pyrophyte Acquisition Corp. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”; capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Proxy Statement) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Company’s extraordinary general meeting of shareholders (the “EGM”), to be held on April 25, 2025 at the offices of Perkins Coie LLP, 1155 Avenue of the Americas, New York, New York 10036, or at such other time, on such other date and at such other place to which the EGM may be adjourned.

The Company is filing this supplement (this “Supplement”) to its Proxy Statement to (i) modify the terms of the Third Extension Contributions as described below, (ii) inform its shareholders that if the Extension Proposal is approved and the Extension is implemented, the Company will waive its right to withdraw up to $100,000 of interest from the Trust Account to pay dissolution expenses should the Company ultimately dissolve prior to the closing of its initial business combination, (iii) inform its shareholders that if the Extension Proposal is approved and the Extension is implemented, the Company will file a Current Report on Form 8-K to alert its shareholders when each Third Extension Contribution has been deposited into the Trust Account, and (iv) inform its shareholders that the Company intends to reinvest the funds held in the Trust Account in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. This Supplement should be read in conjunction with the Proxy Statement, and other than the addition described below, this Supplement does not modify any other information in the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

As previously stated in the Proxy Statement, at the EGM, the Company’s shareholders will be asked to consider and vote on, among other things, the Extension Proposal to amend the Company’s amended and restated memorandum and articles of association to extend the date (the “Current Outside Date”) by which the Company has to consummate an initial business combination (the “Extension”) from April 29, 2025 to April 29, 2026 (the “Extended Date”). If the Extension Proposal is approved at the EGM and the Extension is implemented, Pyrophyte Acquisition LLC (the “Sponsor”) has agreed to increase the amount of the Third Extension Contributions and the related Third Extension Contribution Note it makes to the Company from the lesser of (i) $0.04 per public share outstanding after redemptions and (ii) $125,000 for each calendar month beginning on April 29, 2025 until the Extended Date, up to a maximum aggregate amount of $1,500,000 to the lesser of (i) $0.05 per public share outstanding after redemptions and (ii) $150,000 for each calendar month beginning on April 29, 2025 until the Extended Date, up to a maximum aggregate amount of $1,800,000. The Third Extension Contributions will be evidenced by a Third Extension Contribution Note and will be repayable by the Company on the Maturity Date. If the Company does not consummate an initial business combination by the Maturity Date, such promissory note will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven. Any Third Extension Contribution is conditioned on the approval of the Extension Proposal and the implementation of the Extension. No Third Extension Contribution will occur if the Extension Proposal is not approved, or the Extension is not implemented. If the Company has consummated an initial business combination or announced its intention to wind up prior to any Contribution Date, any obligation to make a Third Extension Contribution will terminate.

In addition, as previously disclosed in the Proxy Statement, if the Extension Proposal is approved at the EGM and the Extension is implemented, the Company and Continental have agreed to amend the Investment Management Trust Agreement it entered into in connection with its IPO in accordance with the form provided as Annex B to the Proxy Statement (as amended, the “Trust Agreement”), to clarify that if the Sponsor fails to make a Third Extension Contribution within 45 days after the date in which a Third Extension Contribution was required to be deposited into the Trust Account, then Continental will be entitled to liquidate the Trust Account and distribute the proceeds thereof to the public shareholders in accordance with the terms of the Trust Agreement.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. In addition, shareholders who have already submitted a redemption request with respect to the shares held by them may reverse such request by contacting Continental Stock Transfer & Trust Company at Continental Stock Transfer & Trust Company, the Company’s transfer agent, at Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004, Attn: SPAC Redemptions (e-mail: spacredemptions@continentalstock.com). If you would like to change or revoke your prior vote on any proposal, or reverse a redemption request, please refer to the Proxy Statement for additional information on how to do so.

Only holders of record of the Company’s shares of common stock as of the close of business on April 7, 2025, which is the record date for the EGM (the “Record Date”), are entitled to notice of, and to vote at, the EGM or any adjournment or postponement thereof. On the Record Date, 11,321,961 Ordinary Shares were outstanding and entitled to vote. The Company’s warrantholders do not have voting rights at the EGM.

You should read the Proxy Statement and other documents that the Company has filed with the SEC, together with this Supplement, for more complete information about the Company and the proposals. If you have questions about the proposals or if you need additional copies of the Proxy Statement or the accompanying proxy card you should contact:

Sodali & Co

333 Ludlow Street

5th Floor, South Tower

Stamford, Connecticut 06902

Telephone: (800) 662-5200

(banks and brokers can call collect at (203) 658-9400)

Email: PHYT.info@investor.sodali.com

On behalf of the Board, we would like to thank you for your support of Pyrophyte Acquisition Corp.

April 24, 2025

By Order of the Board of Directors,

/s/ Bernard J. Duroc-Danner
Bernard J. Duroc-Danner Chairman of the Board of Directors

Your vote is important. If you are a shareholder of record, please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the EGM. If you are a shareholder of record, you may also cast your vote virtually at the EGM. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote virtually at the EGM by obtaining a proxy from your brokerage firm or bank. Your failure to vote in person or by proxy will not be counted towards the number of Ordinary Shares required to validly establish a quorum. Abstentions and broker non-votes will be counted in connection with the determination of whether a valid quorum is established but will not count as votes cast and therefore have no effect on any of the proposals.